UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2016

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Senior Vice President and Chief Financial Officer

On February 2, 2016, Harris Corporation (the “Company” or “Harris”) announced that Mr. Rahul Ghai has been named Senior Vice President and Chief Financial Officer of the Company, effective February 11, 2016. Mr. Ghai will succeed Mr. Miguel “Mick” Lopez, who is leaving the Company to pursue other opportunities. Mr. Lopez’s departure is amicable, and there is no disagreement between him and the Company on any matter relating to the Company’s financial condition or financial reporting.

Mr. Ghai, age 44, joined the Company in March 2015 as Vice President, Finance-Integration, where he has been a key member of the Company’s efforts to integrate Exelis Inc. He joined the Company from Aetna Inc. where he served as Vice President, Financial Planning and Integration from August 2013 to February 2015 and Chief Financial Officer for Aetna International from May 2012 to August 2013. Prior to joining Aetna, he held positions at United Technologies Corporation (“UTC”) from 2000 to 2012, including as Vice President-Financial Planning and Analysis and Treasury, Hamilton Sundstrand from January 2012 to May 2012; Vice President-Financial Planning and Analysis and Operations Finance, Fire & Security (2009-2011); Chief Financial Officer, Americas, Fire & Security Services (2007-2009); and Director, Global Operations Finance, Fire & Security (2005-2007). He began his financial career in India with roles in investment banking. Mr. Ghai received his Bachelor in Commerce degree from Delhi University, India and his M.B.A. degree from Krannert Graduate School of Management, Purdue University.

Offer Letter Agreement with Mr. Ghai

In connection with his promotion, Mr. Ghai and the Company entered into an amendment to the offer letter agreement entered into by Mr. Ghai and the Company in January 2015 (such offer letter agreement, as amended, is referred to as the “Offer Letter Agreement”). The Offer Letter Agreement provides Mr. Ghai the following compensation and benefits:

•	base salary at the annual rate of $450,000;

•	eligibility to receive an annual cash incentive under the Company’s Annual Incentive Plan (“AIP”) with a target value of 75% of his base salary. Such cash incentive award will be paid based upon the achievement of pre-established annual business operating metrics and successful completion of personal performance objectives. For fiscal 2016, Mr. Ghai’s annual cash incentive payment under the AIP shall be pro-rated from his current target based on the effective date of his promotion;

•	commencing with fiscal 2017, eligibility to receive annual equity grants under the Harris Corporation 2015 Equity Incentive Plan (the “Equity Incentive Plan”) with a target value of $1,000,000, calculated and having terms and conditions consistent with grants to the Company’s other executive officers;

•	relocation benefits to assist with his move from Fairfield, Connecticut to Melbourne, Florida; and

•	eligibility to participate in the Company’s 401(k) Retirement Plan, Supplemental Executive Retirement Plan, Performance Reward Plan and employee health and welfare plans.

The Offer Letter Agreement does not provide for a term of employment. However, if Mr. Ghai’s employment is terminated within 24 months of his hire date by the Company other than for “cause” (as defined in the Offer Letter Agreement) or by Mr. Ghai for “good reason” (as defined in the Offer Letter Agreement), subject to his execution and delivery of a general release of claims against the Company, he will be entitled to receive a severance payment equal to his then-current annual base salary.

The Offer Letter Agreement also provides that Mr. Ghai will be entitled to enter into an Executive Change in Control Severance Agreement in the form filed as Exhibit 10(o) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2010 (the “CIC Agreement”). In the event of a change in control of the Company (as defined in the CIC Agreement), Mr. Ghai will be entitled to the compensation and benefits under the CIC Agreement in lieu of any compensation and benefits pursuant to the Offer Letter Agreement if his employment terminates within two years following such change in control under the circumstances provided in the CIC Agreement. Generally, these severance benefits will include:

•	payment of all accrued compensation, a pro-rated bonus and any unpaid accrued vacation pay;

•	a lump sum severance payment equal to two (2) times Mr. Ghai’s highest annual rate of base salary during the 12-month period prior to the date of termination plus two (2) times the greatest of Mr. Ghai’s highest annual bonus in the three fiscal years prior to the change in control, his target bonus for the year during which the change in control takes place or his target bonus for the year in which his employment is terminated;

•	continuation of medical, dental, accident, disability, life insurance and any similar benefits for up to two years; and

•	reimbursement of relocation expenses related to the pursuit of other business opportunities incurred within two years following the date of termination, recruitment or placement services and reimbursement for tax and financial services.

The form of CIC Agreement does not provide for any tax gross-ups of excise taxes that may be imposed by Internal Revenue Service rules or regulations.

The naming of Mr. Ghai as Senior Vice President and Chief Financial Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Ghai and any director or other executive officer of the Company and there are no related party transactions between the Company and Mr. Ghai reportable under Item 404(a) of Regulation S-K.

The foregoing description of the terms and conditions of Mr. Ghai’s Offer Letter Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Offer Letter Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 1, 2016.

Separation Agreement with Mr. Lopez

On January 29, 2016, the Company entered into a Separation Agreement and Release of All Claims with Mr. Lopez (the “Separation Agreement”). Under the Separation Agreement, the Company and Mr. Lopez agreed that: (1) the Company will pay Mr. Lopez a lump sum cash payment equal to his current annual base salary of $540,800; (2) the Company will pay the premiums for Mr. Lopez’s medical, dental and vision care plans for a period of up to twelve months following February 11, 2016 (the “Separation Date”); (3) the Company will reimburse Mr. Lopez in the amount of $50,000 in respect of a partial offset of relocation expenses; (4) the Company will pay Mr. Lopez for unused accrued vacation time as of the Separation Date; (5) the Company will pay Mr. Lopez a fiscal 2016 payout under the AIP in the amount of $253,800, which is equal to a pro-rated fiscal 2016 payout at target; and (6) the vesting and exercisability of outstanding stock options, performance share unit awards, restricted stock units and restricted stock held by Mr. Lopez, and any forfeitures related thereto, will be governed by the Company’s applicable equity incentive plan(s) and terms and conditions thereunder in effect at the time of grant of the applicable equity award (with his restricted stock unit award of 12,500 units granted on March 3, 2014 being pro-rated through the Separation Date). These payments and the other benefits provided are subject to the terms and conditions of the Separation Agreement, which include a release of all claims by Mr. Lopez, confidentiality restrictions, a one-year non-solicitation restriction, a one-year non-competition restriction and other restrictive covenants. The Separation Agreement also provides that it may be revoked by Mr. Lopez for a period of seven days after Mr. Lopez signed it.

The foregoing description of the terms and conditions of the Separation Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Separation Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 1, 2016.

Item 7.01	Regulation FD Disclosure

On February 2, 2016, the Company issued a press release announcing that Mr. Rahul Ghai has been named Senior Vice President and Chief Financial Officer of the Company, effective February 11, 2016. Mr. Ghai will succeed Mr. Miguel “Mick” Lopez, who is leaving the Company to pursue other opportunities. A copy of the press release announcing the Chief Financial Officer transition is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit
Number	Description
99.1	Press Release, issued by Harris Corporation on February 2, 2016 (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

February 4, 2016	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on February 2, 2016 (furnished pursuant to Item 7.01)